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                                                           EXHIBIT 10.1



                            WHOLE LOAN SERVICING AGREEMENT

    THIS AGREEMENT made this 1st day of December, 1997, (the "Agreement"), is made in the State of Alabama by and between Regions Mortgage, Inc., a wholly-owned subsidiary of Regions Bank, ("RMI", the "Servicer"), and Palmetto Federal Savings Bank of South Carolina, a wholly-owned subsidiary of PALFED, Inc., ("Palmetto", the "Owner"), for mutual consideration herein evidenced.

    Whereas, pursuant to that certain Agreement and Plan of Merger dates as of September 23, 1997 (the "Merger Agreement") between PALFED, Inc. ("PALFED") and Regions Financial Corporation ("Regions"), Regions is acquiring all of the issued and outstanding stock of PALFED.

    Whereas, Sub-Servicer is engaged in the business activity of servicing residential mortgages.

    Whereas, Sub-Servicer has the capacity and the ability to service such mortgages.

    Whereas, the Owner desires Sub-Servicer, from time to time, to assume responsibility for servicing residential mortgages and Sub-Servicer is agreeable thereto.

    Whereas, this Agreement governs the servicing of real estate mortgage loans previously originated and serviced by Owner, and Owner now desires to transfer such servicing duties to RMI.

    Whereas, Owner warrants to RMI that the loans transferred under this Agreement were made in compliance with all governmental laws and regulations of whatever nature, and that the loans have been serviced in accordance with such laws and regulations, and that Owner will hold RMI harmless from any and all claims of whatever nature that may arise from the making or servicing of these loans prior to the date of actual transfer of servicing from Owner to RMI.

Now, therefore, in consideration of the mutual recitals and covenants set forth herein, and for good and valuable consideration as recited herein, the Parties hereby warrant, covenant and agree as follows:


                                      ARTICLE I
                                     Definitions

    Section 1.01. "Guaranteed Loan" means a loan that is guaranteed, including a guarantee to repurchase, in whole or in part, or as to which a commitment to guarantee has been made under the provisions, as time to time amended, of the following:

         (a) the Servicemen's Readjustment Act of 1994, or Chapter 37 to Title 38, United States Code;

         (b)  Section 221 or 222 of the Foreign Assistance Act of 1961;

         (c)  the Small Business Act; and ,

         (d)  the Rural Development Act of 1972.

    Section 1.02. "Insured Loan" means a loan which is insured, in whole or in part, by a private mortgage insurance company, other insurers or as to which a commitment for any such insurance has been made under the provisions, as time to time amended, of the National Housing Act of 1944, or Chapter 37 of Title 38, United States Code.

    Section 1.03. "Insured Institution" includes a federal savings and loan association, a savings bank, a building and loan, savings and loan, or homestead association, or a cooperative

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bank, whose accounts are insured by a state or national bank, or a savings bank whose accounts are insured by the Federal Deposit Insurance Corporation ("FDIC").

    Section 1.04. "Loan" and "Loans" include adjustable loans, and security deeds, trust deeds, and deeds of trust relating to adjustable loans.

    Section 1.05. "Loan Debtor" and "Loan Debtors" mean mortgagors, trustors of trust deeds and deeds of trust, and the grantors or any security deeds relating to adjustable loans.

    Section 1.06. "Servicer" means the firm designated to be responsible for doing the actual servicing and administration of the loans sold under this Agreement.


                                      ARTICLE II
                       Administration and Servicing of the Loan


    Section 2.01. Identification of Servicer. The Servicer of the servicing transferred pursuant to this Agreement is Regions Mortgage, Inc. ("RMI").

    Section 2.02. Servicer's and Loan Debtor's Compliance with Law. RMI hereby represents and warrants that it will comply with, and that it will use its best efforts to cause each Loan Debtor to comply with, all applicable state and federal laws, rules and regulations, or requirements of the private mortgage insurance companies, including those requiring the giving of notices. Where applicable, RMI warrants that it will comply with the following:

         (a) the National Housing Act of 1934, as from time to time amended, and with all applicable rules and regulations issued thereunder; and,

         (b) the requirements of private mortgage insurance companies, including the giving of all notices and the submitting of all claims required to be given or submitted to the Federal Housing Administration, the Veterans Administration, or to the private mortgage insurance company to the end that the full benefit of either the Federal Housing Administration insurance, the guaranty of the United States of America, or the private mortgage insurance will inure to Owner.

RMI warrants that it will forward copies of all such notices or claims to Owner if requested by Owner.

    Section 2.03. Collection, Remittance and Accounting Warranties. Until the principal and interest of each loan sold hereunder is paid in full, RMI warrants that it shall:

          (a) Proceed diligently to collect all payments due under the terms of each loan as they become due;

         (b) Keep a complete, accurate and separate account of and properly apply all sums collected by it from the Loan Debtor on account of each loan sold hereunder for principal and interest, taxes, assessments and other public charges, hazard insurance premiums and FHA insurance or mortgage insurance premiums, and any and all other expenses and expenditures;

         (c) Deposit all funds received in behalf of the loans sold under this Agreement in a segregated trust or custodial demand deposit account in a federally insured institution. Such account shall be held by RMI as trustee or custodian which shall maintain detailed records to show the respective interests of each individual Loan Debtor in the account. Each such account shall be established and maintained in a manner which complies with the applicable rules and regulations of the FDIC;

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         (d)  From the funds so deposited,

              (i) Pay promptly to the proper parties when and if due the FHA insurance premiums, mortgage insurance premiums, taxes, special assessments, ground rents, and premiums of hazard insurance policies, and

              (ii) On or before the 25th of each month and the 5th of each month deliver to Owner or Owner's representative all amounts of principal and interest collected under the loan.

         (e) Provide to Owner a certification that the loans have been serviced properly and in accordance with this Agreement and customery practices in the mortgage industry.

              Additionally, Owner will certify that all insurance, taxes, MIP premiums, PMI premiums, etc., have been paid properly and promptly and that all receipts have been posted properly and promptly.

    Section 2.04. Loan and Other Prepayments. RMI warrants that it will not accept any prepayment of mortgage principal on any loan sold hereunder except as authorized by applicable law and regulations, and provided by the terms of the applicable mortgage instrument. Funds received on the account of the Loan Debtor for the purpose of paying taxes, assessments, insurance premiums, or other similar purpose will be retained and disbursed by RMI.

    Section 2.05. Loan Adjustments. If the loan is an adjustable rate, it is agreed by Owner that RMI is authorized and required to make loan adjustments in compliance with this Agreement. Until the principal and interest of each loan sold hereunder is paid in full, RMI warrants that it shall make loan adjustments in compliance with the loan contract and applicable regulatory lending requirements, and which reflect the movements of the applicable loan adjustment index, combination or indices or moving average of index values, formula or schedule. The applicable loan adjustments shall be implemented in accordance with applicable lending regulations and loan contract. RMI shall execute and deliver all appropriate notices required by the applicable lending regulations and loan contract regarding such loan adjustments including but not by way of limitation: timely notification to the Owner, or to the Owner's successors or assigns, of all applicable data and information regarding such adjustments, and new schedules of Owner's pro rata share of collections of principal and interest. If the Loan Debtor on any loan hereunder is in default at the time such notices are executed and delivered to such Loan Debtor, RMI shall timely execute and deliver to such Loan Debtor notice that all contractual rights under the applicable loan contract in regard to such default are reserved even though the loan in adjusted.

    Section 2.06. Loan Debtor's Failure to Perform. RMI warrants that in the event any Loan Debtor fails to make a payment to RMI required to be made under the terms of the applicable loan that RMI will notify Owner of such fact within thirty (30) days after the payment shall have become due and payable, and RMI will conduct due diligence to ascertain, and forthwith will notify Owner, of the failure of any Loan Debtor to perform any other obligation under the applicable loan, and also of any of the following which might come to the attention of RMI , and in RMI's opinion material in fact and circumstances:

         (a) the vacancy of or any change in the occupancy of any premises securing a loan sold under this Agreement;

         (b)  the sale or transfer of any such premises;

         (c) the death, bankruptcy, insolvency or other disability of any Loan Debtor which might impair ability to repay the loan;

         (d) any loss or damage to any such premises, in which event, in addition to notifying Owner, RMI shall see to it that the insurance companies

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              concerned are promptly notified and proper claim made to
              insurance company; and/or,

         (e) any lack of repair or any other deterioration or waste suffered or committed in respect to the premises securing the loan.

    It is understood, however, that no notice need be given to the Owner of any facts other than those of which RMI shall have actual notice, and those of which RMI would, except for its negligence, have had notice.

    Section 2.07. Foreclosure of Other Acquisition of Security Property. RMI warrants that it will upon the request and under the direction of Owner process the following:

         (a) the foreclosure or other acquisition of the property securing a loan sold hereunder;

         (b) the transfer of such property to the FHA or VA where appropriate; and,

         (c)  the collection of any applicable mortgage insurance.

    Pending completion of these steps, RMI will protect such property from waste and vandalism.

    At the option of Owner, Owner may assign such mortgage to RMI which will then conduct all such proceedings in its own name, promptly thereafter assigning or conveying to the Owner any title, equity or other property or right acquired by such proceedings. RMI warrants that it will have title to the property
conveyed in the name designated by Owner.   Owner agrees to reimburse RMI for
its reasonable attorney's fees. In the case of voluntary deed in lieu of foreclosure, and purchase by Owner, or for its account, RMI warrants that it will protect the security property so owned. RMI warrants that it will manage, operate, improve, rent and sell such real estate with notice to and the consent of the Owner. All these operations shall be on terms and as determined and directed by Owner. Upon the sale of such security property, on terms as specified by Owner, if payments are deferred and payable under a loan contract, RMI warrants that it will service such loan until completely liquidated, upon the terms provided for the servicing of loans herein.

    Section 2.08. Custody of Insurance Policies. RMI warrants that it shall hold for Owner's account such insurance records required for servicing and shall be responsible for the procurement of insurance records required for servicing.

    Section 2.09. Records Maintenance. RMI warrants that it will keep records satisfactory to Owner and keep records in accordance with standard accounting and servicing procedures, pertaining to each loan sold hereunder, and such records shall be the property of Owner and upon termination of this Agreement shall be delivered to Owner.

    Section 2.10. Other Servicer Duties. Until the principal and interest of each loan sold hereunder is paid in full, RMI warrants that it shall perform such other customary duties, furnish such reports and execute such other documents in connection with its duties hereunder as Owner from time to time reasonably may require. RMI shall be reasonably compensated for additional duties and reports based upon the additional cost incurred by RMI in connection with such request.

    Section 2.11. Servicer's Fees. RMI shall retain as full compensation for all services performed hereunder the earned portion of the servicing fee of 1/4 of 1% for fixed rate mortgages and 3/8 of 1% for adjustable rate mortgages. RMI also shall retain any loan assumption fees, late charges, and other miscellaneous fees collected from the Loan Debtor pursuant to the terms of the loan, or any other HUD or VA allowable fees. No additional compensation shall be payable to RMI provided that:

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         (a)  Sub-Servicer will be fully reimbursed for all foreclosure and liquidation expenses related to the foreclosure and REO process.

         (b) in the event Owner sells all or any part of its interest in the loans covered by this Agreement to a third party or parties, including the sale of participation ownership interest therein (whether such resales are by Owner or Owner's successors or assigns), then an additional service fee equal to the servicing fee computed as provided hereinabove payable by each such subsequent buyer thereof, and such fee shall be deducted from each monthly remittance to each such subsequent buyer.

    Section 2.13. Other Warranties and Representations. RMI warrants that it will not waive, modify, release or consent to postponement on the part of the Loan Debtor of any term or provision of the loan contract without the written consent of Owner.



                                      ARTICLE III
                            Sale of Loan or Participation
                              Interests to Third Parties

    In the event Owner sells all or any part of its interests in loans covered by this Agreement to a third party or parties, including the sale of participation ownership interests therein, such third parties shall succeed to all of the rights of Owner hereunder for the portion purchase and this Agreement shall remain in full force and effect. In such event, RMI warrants that it will remit all principal and interest installments collected under the loans directly to such third party or parties by or before the 25th and 5th of each month, after deduction of the service fee as provided in this Agreement. The obligation to make direct remittances and to execute and deliver all appropriate notices required by this Agreement to such third party or parties shall arise upon sixty days (60) notice of such assignment delivered by such subsequent buyers to RMI.




                                      ARTICLE IV
                            Termination of This Agreement

    Section 4.01. Loans Being Serviced. The Owner may, by delivering notice to RMI, terminate this Agreement as to loans being serviced if:

         (a) RMI in the sole opinion of the Owner, fails to take positive action to correct any deficiency in the performance of its obligations hereunder within ninety (90) days after the Owner has given RMI written notice of such deficiency; or

         (b) RMI becomes insolvent or bankrupt or is placed under conservatorship or receivership, whether state or federal; or

         (c) RMI assigns or attempts to assign its rights and obligations hereunder, without the written consent of Owner; or

         (d) If acquisition of Owner by Regions is not completed by April 30, 1998, in accordance with the Merger Agreement. Should PALFED and Regions extend the Merger Agreement, this agreement shall automatically be modified to continue in effect for the same period as the Merger Agreement; or

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    Section 4.02.  Future Acceptance of Loans.  This Agreement may be
terminated as to the future acceptance of loans by either party at any time upon delivering sixty (60) days written notice of termination to the other party, but such termination shall not in any respect change or modify the obligation of RMI with respect to the servicing of loans already accepted, and RMI shall continue to be responsible for the servicing of such loans unless Owner shall act to terminate this Agreement in accordance with the provisions contained herein.

    Section 4.03. Servicer's Duties. Upon termination of this Agreement, RMI warrants that it will account for and turn over to Owner all funds collected under each loans sold hereunder, less only the compensation then due RMI, and deliver to Owner all records and documents that it may have in its possession relating to each such loans within sixty (60) days from date of termination.



                                      ARTICLE V
                               Miscellaneous Provisions

    Section 5.01. Appointment or Trustees and/or Foreclosure Attorneys. It is agreed by Owner and RMI that the appointment of any trustees and/or foreclosure attorneys under any trust deeds, deeds of trust, and/or Mortgages shall be subject to the approval of Owner.

    Section 5.02. Effect of ARTICLE and Section headings. The ARTICLE and section headings are for convenience only and shall not affect the construction of this Agreement.

    Section 5.03. Document Contains Entire Agreement. This document contains the entire agreement between the parties hereto and cannot be modified in any respect except by an agreement in writing signed by all the parties. The invalidity of any portion of this Agreement shall in no way affect the balance thereof. This Agreement shall remain in effect until Owner's interest in all of the loans sold hereunder, including the underlying security, are liquidated completely.

    IN WITNESS WHEREOF, each party has caused its corporate seal to be affixed hereto and this instrument to be signed in its corporate name on its behalf by its proper officials duly authorized.

              This 5th day of December, 1997.


PAMLETTO FEDERAL SAVGINS BANK
OF SOUTH CAROLINA, Owner                  ATTEST


BY:  /s/  Darrell R. Rains               BY:   /s/  Howard M. Hickey, Jr.
    ---------------------------               -------------------------------
_         Darrell R. Rains                          Howard M. Hickey, Jr.

ITS:      EVP and CFO                    ITS:   Secretary
    ---------------------------               -------------------------------

                (SEAL)


REGIONS MORTGAGE, INC., Servicer            ATTEST


BY:  /s/ A. H. Hethcox, Jr.                 BY: /s/ Debra Meefer
    ---------------------------               --------------------------------

ITS: Executive Vice President            ITS:   Vice President
    ---------------------------               --------------------------------


                (SEAL)


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